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                                                            Exhibit 10.2
                                 AMENDMENT TO
                 SECOND RESTATED AMENDED EMPLOYMENT AGREEMENT

     AMENDMENT TO SECOND RESTATED AMENDED EMPLOYMENT AGREEMENT, dated November 11, 1992, as amended by a Corrective Amendment, dated November 18, 1994 (as so amended, the "Employment Agreement"), between MOORE MEDICAL CORP., a Delaware corporation (the "Employer"), and MARK E. KARP of 274 Wild Oak Drive, Southington, Connecticut 06489 (the "Employee").

         The Employer and Employee herewith agree that the Employment Agreement is amended as follows:

         1.  Amended Term.  The first sentence of Section 1 of the Employment
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Agreement is herewith deleted and replaced by the following:

         Continuing from January 1, 1997 and for a period through December 31, 1997 (subject to the provisions of paragraphs 8 and 9, relating to death and incapacity) (the "Term"), the Employer shall employ the Employee, and the Employee shall serve the Employer and perform the chief executive and administrative duties of President of the Employer, subject at all times to the general supervision and direction of the Board of Directors and the Executive Committee of the Board of Directors of the Employer.

         2.  Amended Salary.  Section 2 of the Employment Agreement is herewith
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deleted and replaced by the following:

         As compensation for such services, the Employer shall pay the Employee a salary at the rate of $421,173 per annum. For purposes of this Agreement, the term "Base Salary" shall mean said salary.

               3.    Amended Incentive Compensation.  Section 3 (c) and 3 (d)
                     ------------------------------
of the Employment Agreement are herewith deleted and replaced by the following:

               (c) For purposes of this Agreement, the "Base Amount" shall mean $5,228,677.

               (d)   [Intentionally omitted.]

               4.    Amended Change of Control Provision.    Section 4 (a) of
                     -----------------------------------
the Employment Agreement is herewith deleted and replaced by the following:

               (a) If during the Term there should be a Change of Control (hereinafter defined), the Employer may, but shall not be required to, award the Employee such

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amount (if any) as may be fixed, within its sole and absolute discretion, by the
Board of Directors of the Company.
               5.   No Signing Inducement for Amendment.   Section 10 of the
                    -----------------------------------
Employment Agreement is herewith deleted.

               IN WITNESS WHEREOF, the parties have executed this amendment to the Employment Agreement on February 27, 1997, effective December 31, 1996.


                                    MOORE MEDICAL CORP.


                                    By:    /s/ Steven Kotler
                                           --------------------------
                                           Steven Kotler, Chairman of
                                           Executive Committee of the
                                           Board of Directors


                                           /s/ Mark E. Karp
                                           --------------------------
                                           MARK E. KARP